Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233
https://investors.sixflags.com	Media Contact: Gary Rhodes, 704.249.6119

SIX FLAGS APPOINTS JONATHAN BRUDNICK TO BOARD OF DIRECTORS

•	Enters into Cooperation Agreement with Sachem Head

CHARLOTTE, N.C. (Oct. 17, 2025) – Six Flags Entertainment Corporation (NYSE: FUN) (the “Company”, “Six Flags” or the “Combined Company”), the largest regional amusement park operator in North America, today announced the appointment of Jonathan Brudnick, a Partner at Sachem Head Capital, to its Board of Directors (the “Board”) effective immediately. Brudnick will serve as a Class III Director for the term ending in 2027 and as a member of the Board’s Nominating and Corporate Governance Committee.

As previously announced, Selim Bassoul, executive chairman, and Daniel J. Hanrahan, lead independent director, will step down from the Company’s Board of Directors effective December 31, 2025. With the addition of Brudnick, the Six Flags Board will expand from 12 to 13 directors, 11 of whom are independent. Following the departures of Bassoul and Hanrahan, the Board size will decrease to 11, 10 of whom are independent directors.

“Jonathan’s appointment advances the Board’s ongoing refreshment process and we are pleased to welcome him to the Board,” said Bassoul. “As an engaged shareholder with significant capital markets and transaction experience, Jonathan brings important perspectives that will be additive to our Board as the Company enters its next chapter of growth and value creation. Six Flags is a great business with tremendous upside, and I look forward to seeing its full value unlocked in the years ahead.”

“It is a privilege to join the Six Flags Board at such a pivotal moment for the Company, and we appreciate the constructive engagement we have had with the Board and management team,” said Brudnick. “We invested in Six Flags because we strongly believe in the potential of the business and that numerous pathways exist to addressing the Company’s current undervaluation. I look forward to working with my fellow directors to continue the important work underway to ensure Six Flags builds on its legacy as the premier amusement park company in North America.”

In connection with Brudnick’s appointment to the Six Flags Board, the Company has entered into a cooperation agreement with Sachem Head, pursuant to which Sachem Head has agreed to a customary standstill, voting and confidentiality commitments, among other provisions. Details of the cooperation agreement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Jonathan Brudnick

Jonathan Brudnick is a partner at Sachem Head, where he has served since 2017. Previously, he held roles at a number of private equity and public market investment firms.

Brudnick graduated from Emory University with a BBA in finance and earned an MBA from the Wharton School of the University of Pennsylvania.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation (NYSE: FUN) is North America’s largest regional amusement-resort operator with 27 amusement parks, 15 water parks and nine resort properties across 17 states in the U.S., Canada and Mexico. Focused on its purpose of making people happy, Six Flags provides fun, immersive and memorable experiences to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property such as Looney Tunes®, DC Comics® and PEANUTS®.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to our expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “objective,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, that our growth and operational strategies will achieve the target results. Important risks and uncertainties that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, and/or our growth strategies, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: failure to realize the anticipated benefits of the merger, including difficulty in integrating the businesses of legacy Six Flags and legacy Cedar Fair; failure to realize the expected amount and timing of cost savings and operating synergies related to the merger; adverse weather conditions; general economic, political and market conditions; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; competition for consumer leisure time and spending or other changes in consumer behavior or sentiment for discretionary spending; unanticipated construction delays or increases in construction or supply costs; changes in capital investment plans and projects; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Combined Company’s operations; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting the Combined Company; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; and other risks and uncertainties we discuss under the heading “Risk Factors” within our Annual Report on Form 10-K and in the other filings we make from time to time with the Securities and Exchange Commission. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to us. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after publication of this news release.

This news release and prior releases are available under the News tab at https://investors.sixflags.com